SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - November 5, 2002


                            DISTINCTIVE DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


              Delaware*             0-2749                    13-1999951
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
    of Incorporation)                                        Identification No.)

         One Bridge Plaza, Ste. 100, Fort Lee, NJ 07024            28540
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             (Address of principal executive offices)           (zip code)


      Registrant's telephone number, including area code  -  (201) 363-9922

                                       N/A
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          (Former Name or Former Address, if changed since last report)






* Distinctive Devices, Inc., a Delaware corporation, is filing this Form 8-K as the successor registrant to Distinctive Devices, Inc., a New York corporation, pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934.


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ITEM 5. OTHER EVENTS

         On November 5, 2002, Distinctive Devices, Inc., a New York corporation ("DDI-NY"), amended its Certificate of Incorporation to provide for changes in its authorized shares of capital stock and also a one-for-six reverse stock split (the "Reverse Split") of its shares of outstanding Common Stock (the "DDI-NY Shares"). On November 6, 2002, DDI-NY completed a corporate migration to the State of Delaware through a merger (the "Merger") into its wholly-owned subsidiary Distinctive Devices, Inc., a Delaware corporation ("DDI-DE"). DDI-DE succeeded to all of the business, properties, assets and liabilities of DDI-NY. Upon the Merger, each outstanding post-split DDI-NY Share became one share of Common Stock, $.001 par value, of DDI (the "DDI-DE Shares"). On November 12, 2002, the DDI-DE Shares shall begin trading on the Over-The-Counter Bulletin Board under the symbol DDVS. The pre-reverse split/pre-merger DDI-NY Shares had been traded on the OTCBB under the symbol DDEV.

         Upon the Merger, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, DDI-DE became the successor registrant for DDI-NY, and the DDI-DE Shares became registered under Section 12(g) of that Act.

         DDI-NY shareholders, at the Special In Lieu of Annual Meeting of Shareholders held on September 30, 2002, authorized the change in capitalization, the corporate migration and a reverse stock split, falling between the range of 1-for-4 and 1-for-10 as determined the Board of Directors, and elected directors. The Board subsequently determined that it would be in the best interests of DDI-NY and the shareholders to effect the reverse split on the one-for-six basis. For further information about the Shareholders Meeting, reference is made to the definitive Proxy Statement, dated August 29, 2002.

         Prior to implementation of the reverse split, and following an increase in the number of authorized shares of DDI-NY to 100,000,000 shares, $.001 par value, the holders of the outstanding shares of DDI-NY Series C Preferred Stock and Series D Preferred Stock converted their shares to DDI-NY Common Stock, thereby increasing the outstanding DDI-NY Common Stock to 42,051,490 shares. Upon the reverse stock split, the number of DDI-NY Shares was decreased to 7,008,582, subject to adjustment based upon fractional shares. These 7,008,582 DDI-NY Shares were exchanged for 7,008,582 shares of DDI-DE Common Stock upon the migratory Merger.

         All stock certificates representing DDI-NY Shares outstanding on the effective date of the Merger will be deemed to represent the appropriate number of DDI-DE Shares. No certificates or scrip representing fractional share interests in the DDI-DE Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a DDI-DE stockholder. Any fractional share interest will result in the adjustment of the number of DDI-DE Shares either upward or downward to the nearest whole Share, but not less than one share. Letters of Transmittal are being sent to record holders of the DDI-NY Shares to assist them in exchanging their certificates for certificates for DDI-DE Shares.

         DDI-DE has an authorized capitalization consisting of: (i) 50,000,000 shares of Common Stock, $.001 par value, of which 7,008,582 shares (subject to


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adjustment for rounding of fractional shares) are outstanding, and (ii)
5,000,000 shares of Preferred Stock, $.001 par value, none of which is outstanding. DDI-DE has a 2002 Stock Option Plan under which options may be granted for the purchase of up to 2,000,000 shares of DDI-DE Common Stock.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

         3.1 Certificate of Amendment to Certificate of Incorporation for DDI-NY, filed November 5, 2002 with the Secretary of State of the State of New York.

         3.2 Certificate of Merger of DDI-NY into DDI-DE, filed on November 5, 2002, with the Secretary of State of the State of New York.

         3.3 Certificate of Merger of DDI-NY into DDI-DE, filed on November 6, 2002, with the Secretary of State of the State of Delaware.

         99.1  Press Release, dated November 11, 2002.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               DISTINCTIVE DEVICES, INC.
                                               -------------------------
                                                     (Registrant)


                                                   /s/ Sanjay Mody
                                               ------------------------
                                                   Sanjay Mody,
                                                   President

November 12, 2002


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                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
-------


         3.1 Certificate of Amendment to Certificate of Incorporation for DDI-NY, filed November 5, 2002 with the Secretary of State of the State of New York.

         3.2 Certificate of Merger of DDI-NY into DDI-DE, filed on November 5, 2002, with the Secretary of State of the State of New York.

         3.3 Certificate of Merger of DDI-NY into DDI-DE, filed on November 6, 2002, with the Secretary of State of the State of Delaware.

         99.1  Press Release, dated November 11, 2002.


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